EXHIBIT 10.29

FIBERSTARS, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into effective as of November 1, 2004 (the “Effective Date”) by and between FIBERSTARS, INC. (the “Company”) and JEFFREY H. BRITE (“Consultant”).

1.    Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement, as needed and as requested by the Company. Consultant will use Consultant’s reasonable best efforts to perform the Services in a manner satisfactory to the Company.

2.    Fees. As consideration for entering into this Agreement and for the Services provided by Consultant hereunder, the Company agrees to pay to Consultant the consideration specified in Exhibit B attached to this Agreement.

3.    Support. As additional consideration for the Services provided by Consultant, the Company will provide Consultant with such support facilities and space as may in the Company’s judgment be required to enable Consultant to perform the Services properly.

4.    Expenses. Except as specified in Exhibit C attached to this Agreement, Consultant is not authorized to incur on behalf of the Company any expenses without the prior written consent of the President of the Company. As a condition to receipt of reimbursement for permitted expenses, Consultant will be required to submit to the Company reasonable evidence that the amount involved was expended and related to the Services provided under this Agreement.

5.    Term and Termination. Consultant will serve as a consultant to the Company for a period commencing on the Effective Date, and continuing until this Agreement is terminated by either party upon ten days’ written notice to the other party. Sections 11 and 12 and the Confidentiality Agreement attached at Exhibit D shall survive termination of this Agreement.

6.    Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions for taxes from payments made to Consultant, all of which will be Consultant’s responsibility. Consultant agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by taxing authorities. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company’s Board of Directors.

7.    Supervision of Consultant’s Services. All services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the President of the Company. Consultant will report orally to the President concerning the Services performed under this Agreement. The frequency of these reports will be determined at the discretion of the President.

8.    Consulting or other Services for Competitors. The Company understands that Consultant does not presently perform or intend to perform during the term of this Agreement, consulting or other services for any manufacturing company, person or entity whose business or proposed business involves the manufacture of products that could reasonably be determined to be competitive with the present or proposed products of the Company. If, however, Consultant desires to perform such services at any time after the Effective Date and prior to termination of this Agreement, Consultant agrees to notify the Company in writing in advance (specifying the identity of the company, person or entity to whom the services are to be provided) and provide information sufficient to allow the Company to determine if such consulting or other services would conflict with the present or proposed products or services of the Company. If the Company determines that such business is or may be in competition with that conducted or proposed to be conducted by the Company, the Company may elect to terminate this Agreement immediately, effective upon written notice to Consultant.

9.    Confidentiality Agreement. Consultant has signed an Employee Confidentiality Agreement substantially in the form attached to this Agreement as Exhibit D (the “Confidentiality Agreement”).

10.    Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant warrants that Consultant has the right to disclose or use all ideas, processes, techniques and other information, if any, that Consultant has gained from third parties, and that Consultant discloses to the Company in the course of performance of the Services pursuant to this Agreement, without liability to such third parties or others. Consultant represents and warrants that Consultant has not granted any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services pursuant to this Agreement.

11.    License and Assignment of Rights. To the extent that Consultant has intellectual property rights of any kind in any pre-existing works that are subsequently incorporated in any work or work product produced in rendering the Services, Consultant hereby grants the Company a royalty-free, irrevocable, world-wide, perpetual, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, license, disclose, publish, or otherwise disseminate or transfer the subject matter of such rights. Consultant agrees that all inventions, original works of authorship, developments, concepts, know-how, improve-ments or trade secrets that are made by Consultant (solely or jointly with others) within the scope of and during the period in which Consultant is providing the Services to the Company are “works made for hire” (to the greatest extent permitted by applicable law) belonging to the Company, and Consultant is compensated therefor by such amounts paid to Consultant under this Agreement, unless regulated otherwise by the law of the State of California. To the extent there are any conflicts between this Section 11 and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall prevail.

12.    Miscellaneous.

(a)    Amendment and Waiver. This Agreement may be amended and any term or provision hereof may be waived only with the written consent of the parties.

(b)    Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties concerning its subject matter and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)    Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(d)    Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflict of laws.

(e)    Severability. If one or more provisions of this Agreement are held to be unenforce-able under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replace-ment for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

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(f)    Counterparts. This Agreement may be executed by facsimile copy and in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g)    Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement, excluding Sections 9 and 11 hereof, will be finally settled by binding arbitration in Santa Clara County, California conducted in accordance with the rules of the American Arbitration Association (“AAA”) by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of laws or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. Fiberstars shall pay the arbitrator’s fees and costs assessed by AAA for any such arbitration.

(h)    ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

The parties have executed this Agreement as of the date first set forth above.

COMPANY

FIBERSTARS, INC.

By:	/s/ David Ruckert

Title:	President & CEO

Address:	44259 Nobel Drive Freemont, California 94538

CONSULTANT

JEFFREY E. BRITE

Signature:	/s/ Jeffrey Brite

Address:

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant is to assist the Company’s President and Vice President of Sales in identifying, contacting and making introductions to key building project personnel in a position to facilitate company sales.

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EXHIBIT B

CONSIDERATION

Consultant’s sole compensation for entering into this Agreement and the performance of the Services is

(1)    the conditional grant of nonstatutory stock options (“Conditional Award”) to acquire Common Stock of the Company pursuant to a contemplated 2004 incentive stock plan. Such Conditional Award is conditioned upon (i) the approval by the Company’s shareholders of a 2004 incentive stock plan, (ii) this Agreement remaining in effect at the time such shareholder approval may be obtained and (iii) the approval of this Agreement by the Company’s Board of Directors (or the appropriate committee thereof). The failure of the Conditional Award by reason of the failure of conditions “(i),” “(ii)” or “(iii),” above, shall not constitute a breach of this Agreement by Fiberstars, but shall result in automatic termination of this Agreement.

Number of Options:	40,000

Exercise Price:	$7.23 per share (the closing price of a share of Fiberstar’s Common Stock on the NASDAQ on December 4, 2003)

Date of Grant:	November 1, 2004.

Expiration Date:
October 31, 2009. The Options shall expire immediately if, prior to vesting, this Agreement is terminated by either (i) Jeffrey E. Brite, other than on account of a material breach of this Agreement by the Company, or (ii) the Company on account of a material breach of this Agreement by Jeffrey E. Brite, or pursuant to Section 8 of this Agreement.

Vesting:
The options shall not be exercisable until vested. The options shall vest in full on the earlier of (i) November 26, 2004, or (ii) such date that 60% or more of the Company’s capital stock or assets is acquired by another entity.

2.    Annual aggregate cash payments of $50,000 to be paid in quarterly installments in arrears for each of the years 2005, 2006 and 2007.

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EXHIBIT C

DESCRIPTION OF AUTHORIZED EXPENSES

The Company will reimburse Consultant for reasonable travel, lodging and other out-of-pocket expenses previously approved in writing by the Company.

The Company will not reimburse Consultant for general office expenses or other expenses not specified above, without the Company’s prior written consent.

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EXHIBIT D

EMPLOYEE CONFIDENTIALITY AGREEMENT

(Current Employees and Current Independent Contractors)

The undersigned is an employee or independent contractor working for Fiberstars, Inc. (“Fiberstars”). This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time the undersigned was initially employed or engaged by Fiberstars. In consideration of the undersigned’s original and continuing employment with or work for Fiberstars in a capacity in which he or she may receive access to or contribute to the production of Confidential Information (as defined below), the undersigned hereby confirms his or her understanding and agreement as follows:

1.
For purposes of the Agreement, “Confidential Information” shall mean information or material proprietary to Fiberstars or designated or labeled as Confidential Information by Fiberstars and not generally known by non-Fiberstars personnel, which the undersigned develops or of which the undersigned may obtain knowledge or access through or as a result of the undersigned’s relationship with Fiberstars (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential Information includes, but is not limited to, the following types of Inventions (as defined below), drawings, specifications, models, data, documentation, diagrams, flow charts, research, development, procedures, software in various stages of development, source codes, object codes, marketing techniques, and materials, marketing and development plans, customer lists and names and other information related to employee files. Confidential Information also includes any information described above which Fiberstars obtains from another party and which Fiberstars treats as proprietary or designates as Confidential information, whether or not owned or developed by Fiberstars. For purposes of Section 1, “Fiberstars” shall mean Fiberstars or any of its affiliates. INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION.

2.
For purposes of this Agreement, “Inventions” shall mean ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright, and whether or not reduced to practice, including, but not limited to, devices, processes, drawings, works of authorship, computer programs, mask works, methods and formulas, together with any improvements thereon or thereto, derivative works therefrom and know-how related thereto.

3.
All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, shall belong exclusively to Fiberstars and the undersigned agrees to turn over all copies of such materials in the undersigned’s possession or control to Fiberstars upon request or upon termination of the undersigned’s employment with Fiberstars.

4.
The undersigned agrees during his or her employment by Fiberstars and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the due performance of the undersigned’s work for Fiberstars.

5.
The undersigned acknowledges that Fiberstars has a strict policy against using proprietary information belonging to any other person or entity without the express permission of the owner of that information. The undersigned represents and warrants that the undersigned’s performance of all the terms of the Agreement and as an employee or independent contractor of Fiberstars does not and will not result in a breach of any duty owed by the undersigned to a third party to keep in confidence any proprietary information, knowledge or data acquired by the undersigned in confidence or in trust prior to or during the undersigned’s employment with Fiberstars, and the undersigned agrees not to disclose Fiberstars or induce Fiberstars to use any confidential or proprietary information belonging to any of the undersigned’s previous employers or others except in accordance with applicable law.

6.
The undersigned agrees that any Inventions in whole or in part conceived, made or reduced to practice by the undersigned (either solely or in conjunction with others) during or after the term of his or her employment or relationship with Fiberstars which are made through the use of any of the Confidential Information or any of Fiberstars’ equipment, facilities, supplies, trade secrets or time, or which relate to Fiberstars’ business or Fiberstars’ actual or demonstrably anticipated research and development, or which result from any work performed by the undersigned for Fiberstars shall belong exclusively to Fiberstars and shall be deemed part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, the undersigned agrees that any such Inventions shall be deemed to be “works made for hire” as a matter of law, the undersigned hereby irrevocably assigns and transfers to Fiberstars all right, title and interest in and to any such Inventions, including but not limited to patents, copyrights and mask works. This Agreement shall not be interpreted to assign to or vest in Fiberstars any of the undersigned’s rights in any inventions other than those described in the first sentence of this Section 6 and shall be construed in accordance with the applicable provisions of California law.

7.
The undersigned represents and warrants that Exhibit 1 attached hereto, entitled “List of Inventions” and listing ________________(specify number) inventions, is a true and complete list of all Inventions, if any, whether or not patented or copyrighted and whether or not reduced to practice, made by the undersigned prior to his or her employment by Fiberstars and which therefore are not subject to the provisions of Section 6 hereof; provided, however, that any improvements, whether or not patentable and whether or not reduced to practice, made to or on, or any derivative works made from, any of the listed Inventions after commencement of the undersigned’s employment by Fiberstars are subject to the terms of Section 6 hereof. The undersigned further agrees to notify Fiberstars in writing before he or she make any disclosure to or performs any work on behalf of Fiberstars which appears to threaten or conflict with any proprietary or other rights the undersigned claims in any Invention and, in the event of the undersigned’s failure to give such notice, the undersigned will make no claim against Fiberstars with respect to any such Invention.

8.
The undersigned agrees that he or she will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by Fiberstars) of all Inventions made by the undersigned, which records shall be available at all times to Fiberstars and shall remain the sole property of Fiberstars.

9.
The undersigned agrees to promptly and fully disclose in writing to the President of Fiberstars (i) any Invention made, conceived of or reduced to practice by the undersigned, either solely or in conjunction with others, during the term of his or her employment or relationship with Fiberstars and (ii) any such Invention made, conceived or reduced to practice after the term of his or her employment or relationship with Fiberstars which belongs exclusively to Fiberstars pursuant to the provisions of Section 6 hereof.

10.
The undersigned agrees to assist Fiberstars, at Fiberstars’ expense, either during or subsequent to the undersigned’s employment by or relationship with Fiberstars, to obtain and enforce for its own benefit patents, copyrights and mask work protection in any country for any and all Inventions made by the undersigned (in whole or in part) the rights to which belong to or have been assigned to Fiberstars pursuant to the provisions of Section 6 hereof. Upon request, the undersigned will execute all applications, assignments, instruments and papers and perform all acts as Fiberstars or its counsel may deem necessary or desirable to obtain any patents, copyrights or mask work protection in such Inventions and to otherwise protect the interests of Fiberstars therein.

11.
The undersigned acknowledges that Fiberstars from time to time may have agreements with other persons or entities or with the U.S. Government or agencies thereof which impose obligations or restrictions on Fiberstars regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. The undersigned agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Fiberstars thereunder.

12.
Because of the unique nature of the Confidential Information and the Inventions, the undersigned understands and agrees that Fiberstars will suffer irreparable harm in the event that the undersigned fails to comply with any of his or her obligations under Sections 3, 4, 5, 6, 10, or 11 above and that monetary damages will be inadequate to Fiberstars for such breach. Accordingly, the undersigned agrees that Fiberstars will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Sections 3, 4, 5, 6, 10 or 11 above.

13.
The undersigned hereby authorized Fiberstars to provide a copy of this Agreement, including any exhibits hereto, to any and all of his or her future employers, and to notify any and all such future employers that Fiberstars intends to exercise its legal rights arising out of or in connection with this Agreement and/or any breach or any inducement of a breach hereof.

14.
The undersigned acknowledges receipt of the following additional consideration, separate from and in addition to the undersigned’s normal compensation, for the undersigned entering into this Agreement:

( x ) cash payment in the amount of $1.00, receipt of which is hereby acknowledged; ( ) the grant of a stock option or other right to purchase stock, pursuant to an incentive stock option plan, employee stock purchase plan or otherwise; ( ) other (specify) __________________________________.

15.	This Agreement shall be binding upon the heirs, executors and administrators of the undersigned and will inure to the benefit of Fiberstars and its successors and assigns.

16.
This Agreement shall be governed by California law applicable to contracts between residents of California, which are wholly executed and performed in California. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. In event that any provision hereof or any obligation or grant of rights by the undersigned hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum permitted by law, and the remainder of the Agreement shall remain valid and enforceable according to its terms. The Agreement may not be amended, waived or modified except by an instrument in writing executed by the undersigned and a duly authorized representative of Fiberstars.

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I agree to the terms and acknowledge receipt of a copy of this Agreement effective as of November 1, 2004.

Signature:	/s/ Jeffrey Brite

Print Name:	Jeffrey Brite

Social Security:

Mailing Address:

Accepted and agreed to as of the date set forth above:

FIBERSTARS, INC.

Print Name:

Print Titel:

EXHIBIT 1

LIST OF INVENTIONS

I made the following Inventions prior to my employment by Fiberstars, Inc.:

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